Exhibit 10.74

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
U	1	6
2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO.(If applicable)
29-May-2009	SEE SCHEDULE
6. ISSUED BY	CODE	HDTRA1	7. ADMINISTERED BY (If other than item 6)	CODE	S2401A
DEFENSE CONTRACT MANAGEMENT AGENCY
DEFENSE THREAT REDUCTION AGENCY/BE-BO	1 FEDERAL DRIVE, ROOM 1150
8725 JOHN J. KINGMAN ROAD, MSC 0201	FORT SNELLING MN 55111-4080
FORT BELVOIR VA 22060-6201

8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code)	9A. AMENDMENT OF SOLICITATION NO.
AVI BIOPHARMA INC.
TOM STEWART	9B. DATED (SEE ITEM 11)
4575 SWRESEARCH WAY STE 200
CORVALLIS OR 97333-1299	☒	10A. MOD. OF CONTRACT/ORDER NO. HDTRA1-07-C-0010
10B. DATED (SEE ITEM 13)
CODE: 49WU1	FACILITY CODE	☒	29-Nov-2006
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer	☐ is extended,	☐ is not extended.

Offer must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:

(a) By completing Items 8 and 15, and returning          copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted;

or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE

RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN

REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter,

provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If Required) See Schedule
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. 52.243-2 Alt V Changes - Cost Reimbursement
☐

B.  THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43. 103(B).

☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☐	D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Modification Control Number: pottst091313

The purpose of this change order is to add in scope tasking to the contract. The overall cost of the modification is $5,908,245.26; The obligated amount is 50% or $2,954,122.63; and the government liabilities shall not exceed the of the obligation of $2,954,122.63 unless amended by the government.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

/s/ J. David Boyle II	TEL:	EMAIL:
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

/s/ J. David Boyle II	BY
(Signature of person authorized to sign)	5/27/2009	(Signature of Contracting Officer)
EXCEPTION TO SF 30	30-105-04	STANDARD FORM 30 (Rev. 10-83)
APPROVED BY OIRM 11-84	Prescribed by GSA
FAR (48 CFR) 53.243

HDTRA1-07-C-0010

SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION A - SOLICITATION/CONTRACT FORM

The total cost of this contract was increased by $5,908,245.26 from $28,034,018.00 to $33,942,263.26.

CLIN 0003 is added as follows:

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003			Lot		$5,908,245.26
	Ebola Marburg IND submission response
	CPFF
	Additional tasking IAW the Addendum to the SOW dated May 21, 2009.
	FOB: Destination

			ESTIMATED COST		$5,470,597.46
			FIXED FEE		$437,647.80
			TOTAL EST COST + FEE		$ 5,908,245.26(NTE)

	SUBCLIN 000301 is added as follows:

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000301					$0.00
	Funding
	CPFF
	FOB: Destination

			ESTIMATED COST		$0.00
			FIXED FEE		$0.00
			TOTAL EST COST + FEE		$0.00
	ACRN AD				$2,954,122.63
	CIN: CBM090013351000301

SECTION F - DELIVERIES OR PERFORMANCE

The following Delivery Schedule item for CLIN 0002 has been changed to 29 NOV 2009

2

HDTRA1-07-C-0010

The following Delivery Schedule item has been added to CLIN 0003:

DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

POP 29-MAY-2009 TO	N/A	DEFENSE THREAT REDUCTION	HDTRA1
29-N0V-2009		AGENCY/RD-CBM
ROBERT KIMBROUGH
8725 JOHN J KINGMAN ROAD, MAIL
STOP 6201,
FORT BELVOIR VA 22060
703-767-2346
FOB: Destination

SECTION G - CONTRACT ADMINISTRATION DATA

Accounting and Appropriation

Summary for the Payment Office

As a result of this modification, the total funded amount for this document was increased by $2,954,122.63 from $28,034,018.00 to $30,988,140.63.

SUBCLIN 000301:

Funding on SUBCLIN 000301 is initiated as follows:

ACRN: AD

CIN: CBM090013351000301

Acctng Data: 9790400.2620 1000 B63D 255999 BD29394000 S49012

Increase: $2,954,122.63

Total: $2,954,122.63

SECTION I - CONTRACT CLAUSES

The following have been added by full text:

52.216-24      LIMITATION OF GOVERNMENT LIABILITY (APR 1984)

(a)          In performing this contract, the Contractor is not authorized to make expenditures or incur obligations exceeding $2,954,122.63 dollars.

(b)         The maximum amount for which the Government shall be liable if this contract is terminated is $2,954,122.63 dollars.

(End of clause)

3

HDTRA1-07-C-0010

252.217-7027      CONTRACT DEFINITIZATION (OCT 1998)

(a) A Cost-Plus-Fixed-Fee modification is contemplated. The Contractor agrees to begin promptly negotiating with the Contracting Officer the terms of a definitive contract that will include (1) all clauses required by the Federal Acquisition Regulation (FAR) on the date of execution of the undefinitized contract action, (2) all clauses required by law on the date of execution of the definitive contract action, and (3) any other mutually agreeable clauses, terms, and conditions. The Contractor agrees to submit a Cost-Plus-Fixed Fee proposal and cost or pricing data supporting its proposal.

(b) The schedule for definitizing this contract is as follows:

Proposal Received	24 March 2009
Complete Negotiations	15 June 2009
Definitization	30 June 2009

(c) If agreement on a definitive contract action to supersede this undefinitized contract action is not reached by the target date in paragraph (b) of this clause, or within any extension of it granted by the Contracting Officer, the Contracting Officer may, with the approval of the head of the contracting activity, determine a reasonable price or fee in accordance with subpart 15.4 and part 31 of the FAR, subject to Contractor appeal as provided in the Disputes clause. In any event, the Contractor shall proceed with completion of the contract, subject only to the Limitation of Government Liability clause.

(1) After the Contracting Officer’s determination of price or fee, the contract shall be governed by—

(i) All clauses required by the FAR on the date of execution of this undefinitized contract action for either fixed-price or cost-reimbursement contracts, as determined by the Contracting Officer under this paragraph (c);

(ii) All clauses required by law as of the date of the Contracting Officer’s determination; and

(iii) Any other clauses, terms, and conditions mutually agreed upon.

(2) To the extent consistent with paragraph (c)(1) of this clause, all clauses, terms, and conditions included in this undefinitized contract action shall continue in effect, except those that by their nature apply only to an undefinitized contract action.

(d) The definitive contract resulting from this undefinitized contract action will include a negotiated cost/price ceiling (including fee) in no event to exceed $5,908,245.26

(End of clause)

(End of Summary of Changes)

4

Statement of Work

A New Antiviral (AntiSense) Platform Targeting Hemorrhagic Fever Viruses

November 21, 2006

1.0                               Objective:

The objective is to show a new capability of identifying potential target countermeasures to specific Category A and B threat agents rapidly (weeks to months), then producing and testing them in animals. The compounds have broad spectrum capability against the threat agents, whether naturally occurring or genetically engineered. AVI BioPharma proposes advanced applied research with its unique Phosphorodiamidate Morpholino Oligomers (PMOs), to demonstrate their safety and efficacy, as well as their unprecedented agility for rapid development and production of countermeasures for a broad spectrum of extant and emergent biothreat agents.

2.0                               Scope:

This proposal builds on two key elements of AVI BioPharma’s third generation antisense compounds designed against hemorrhagic threat agents, specifically the filoviruses Ebola and Marburg, as well as arenavirus. The Scripps Research Institute, within the last month, reported dramatic success against arenaviruses, specifically the Junin virus vaccine strain, in cell culture with AVI’s PMOs. This Phase has two Parts, each with a number of tasks and subtasks.

First, the PMOs are targeted against highly conserved nucleotide sequences of the viral genomes (RNA). Once species and strain and genomic makeup of a virus are known, AVI scientists are able to categorize a series of potential treatment compounds within several weeks or months. This correlates well with the concept of developing countermeasures very rapidly against unknown genetically engineered threats. Properly designed PMOs can be targeted against a family of related viruses (multiple strains), empowering them as a broad spectrum countermeasure for a particular threat category.

The second aspect of the proposal brings AVI’s already successful work with USAMRIID on Ebola and Marburg viruses through IND and Phase 1 safety trials. It also prepares, with the Department of Defense, establishment of Emergency Use Authorizations for therapeutic use of these compounds. The proposal will include a roadmap for the capability to ramp up production to 20,000 doses of selected compound(s), should the government desire to do so. The proposal builds this methodology for production and will provide the initial capability to begin with a small run of 1000 doses.

AVI acknowledges existence of export control laws related to export of, and foreign access to, USG-funded technology development and will take measures to comply with same upon contract execution.

A detailed spreadsheet of AVI Direct Labor Costs is submitted in Excel file format along with this SOW, in a file called “BAA I revised budget shell detail071906 for submission”. Discussion of subcontractor efforts in the areas of fill/finish, USAMRIID, TSRI, NHP tox/pk, and Tessarae appear as Appendix A.

3.0                               Background

AVI’s PMOs have been extensively tested against a variety of infectious disease agents and against other common illnesses. These compounds have successfully been utilized in animals and humans with exceptional safety results, which portends well for future success when applied broadly to human disease. AVI has nearly 12 years of experience in the area of developing antisense compounds and an impressive array of successes. AVI has moved well beyond the current siRNAs target gene interference work being accomplished at many university and commercial entities. Significant toxicity problems occur when using siRNA. AVI’s patented third generation PMOs have overcome these problems.

AVI’s proprietary chemistry has significantly improved the stability, function, and bioavailability of antisense complexes. The improved characteristics of AVI PMOs compared to conventional antisense oligonucleotides include:

•                  resistance to proteases and nucleases,

•                  enhanced stereochemical base stacking,

•                  inherent stability for steric blockade of ribosomal assembly and translation arrest,

•                  reliable aqueous solubility, and

•                  no diminished hybridization to mRNA targets.

The biological effects of PMOs are evident after intravenous, intraperitoneal, subcutaneous, transdermal, and oral administrations, because of intrinsic biodistribution and bioavailability characteristics of these compounds.

The theoretical biological advantages of PMO are based on the lack of net charge and a non-enzymatic mechanism of action. The PMO include fewer “off-target” effects and do not result in:

•                  immune modulation through CpG motifs (Art Krieg personal communication),

•                  altered blood coagulation times (preliminary data),

•                  metal chelation because there is no net charge for binding,

•                  complement activation (based on clinical trial observations),

•                  off-target alteration of gene expression through O-quartets (Hudziak et al., 2000; and E. Wickstrom personal communication)

•                  RNAse H or other enzymatic RNA cleavage (Stein et al, 1997),

•                  induction of cytokine release, or

•                  induction of interferon responses.

Most importantly, compared to conventional antisense oligonucleotides, PMOs are highly resistant to degradation (Hudziak et al., 1996).

4.0                               Tasks/Technical Requirements:

The following Gantt Chart delineates AVI’s tasks under this contract. Tasks for subcontractors are shown in Appendix A:

Quarter
2 mo.
Ended
Milestone	Description	12/06	07Q1	07Q2	07Q3	07Q4	08Q1	08Q2	08Q3	11/30/08
1	Efficacy Evaluation of PMO/PPMOs	X
1.1	Evaluate cellular toxicity of EBOV and MARV	X
1.2	Evaluate cellular toxicity of Arenavirus	X

2	Mechanism of Action and Cell Culture Studies		X	X	X
2.1	Cell culture efficacy and mechanism EBOV and MARV		X	X
2.2	Cell culture efficacy and mechanism Junin			X	X

3	Efficacy Testing in Murine and Guinea Pig Models			X	X	X	X	X	X
3.1	Optimal PPMO EBOV lethal challenge studies in mouse			X	X
3.2	Optimal PPM MARV lethal challenge in guinea pig				X	X	X
3.3	Optimal PPMO Junin challenge in mouse					X	X	X	X

4	Pharmacokinetic and toxicology			X	X	X	X	X	X	X
4.1	Develop analytical methods to detect PPMOs in tissues			X	X	X
4.2	Pharmacokinetics and toxicity in rodents			X	X	X
4.2.1	PK PPMOs for EBOV and MARV				X	X	X
4.2.2	PK PPMOs for Junin						X	X
4.3	PK and toxicology studies in non-human primates;				X	X	X	X
4.3.1	PPMOs for EBOV and MARV				X	X
4.3.2	PPMOs for Junin						X	X

5	Efficacy Testing in second species					X	X	X	X	X
5.1	PPMOs for EBOV and MARV					X	X	X
5.2	PPMOs for Junin							X	X	X

6	Manufacturing			X	X	X	X	X	X	X
6.1	Manufacturing scale up and establish QC procedures			X	X	X
6.2	Subunit preparation and PMO development			X	X	X	X	X	X	X
6.3	Peptide development and production			X	X	X	X	X	X	X
6.4	Conjugation production						X	X	X	X
6.5	Fill and Finish									X

7	Prepare and file IND with FDA						X	X	X	X
7.1	EBOV						X
7.2	MARV								X
7.3	Junin									X

5.0                               CDRLs/Other Deliverables:

Document Type	Description	Pages	Date
Exhibit A001	Quarterly Status Reports	1	15-NOV-2006
Exhibit A002	Annual Report	1	15-NOV-2006
Exhibit A003	Quarterly Financial Status Reports	1	15-NOV-2006
Exhibit A004	Miscellaneous Data Submission	1	15-NOV-2006
Exhibit A005	Final Report	1	15-NOV-2006
Exhibit A006	Interim Reports	1	15-NOV-2006
Exhibit A007	Investigational New Drug (IND) Submission Report	1	15-NOV-2006

Appendix A: Subcontractor Efforts

Fill/Finish Tasks:

Fill/finish refers to the manufacturing efforts required to convert bulk drug into a final dosage form suitable for injection into humans. The overriding goal of assuring patient safety requires that the final dosage form be filled in an aseptic operation, which necessitates a sterile environment, process controls, trained personnel, validated procedures, and validated test methods in order to ensure a very low probability of microorganism contamination. The equipment necessary to perform aseptic filling activities is of special design and construction and must undergo extensive qualification and validation activities since the failure of one control aspect could lead to lot contamination. Specialized manufacturers provide contract filling services for smaller companies that may require only a few filling runs per year, and which do not have the resources to acquire and maintain the facilities, equipment, and the personnel needed. We have successfully subcontracted for this type of effort several times in the past with multiple vendors, and would anticipate doing the same under this contract, in the most cost effective and quality assured manner available at the time.

USAMRIID Tasks:

Scientific Director: Dr. Sina Bavari

Technical Director: Dr. Kelly Warfield

CDC Registration: C20060223-0428, effective Feb. 23, 2006, expires Jan. 20, 2009

USAMRIID will conduct studies related to Part A-1 of the proposal involving Filovirus infection. Regular communication with investigators at USAMRIID will be required to discuss goals, experimental protocols, observations and preparation of reports. USAMRIID will evaluate the training of individuals involved in studies conducted in theBSL-4 and will prepare applications to the ethical care and use of animals. USAMRIID will utilize multiple isolates for the different strains Ebola and Marburg. The laboratory tasks will initially involve screening studies in Ebola and Marburg infection in cell culture. Mechanism of action studies will be conducted by USAMRIID using mini-genome systems in cell culture. Finally, the USAMRIID tasks include efficacy studies involving Ebola and Marburg lethal challenge in murine, guinea pig and nonhuman primate models. The mechanism of action studies with mini-genome systems will be conducted in BSL-2 facilities but infected cell culture and animal challenge studies will require BSL-4 containment. USAMRIID will prepare final reports in collaboration with AVI for Ebola and Marburg studies. Specific tasks include:

TASK 1: Complete efficacy and toxicology evaluation of P-PMOs targeting highly conserved regions of Ebola and Marburg in cell culture.

TASK 2: Complete mechanism of action studies with replicons and mini-genome systems in cell culture.

TASK 3: Complete evaluation of lead candidates in mouse lethal challenge model.

TASK 4: Complete evaluation of lead candidates in guinea pig lethal challenge model.

TASK 5: Perform initial studies in non-human primate lethal challenge model.

TASK 6: Perform second round of non-human primate lethal challenge studies.

TASK 7: Complete lethal challenge studies in non-human primates.

The Scripps Research Institute (TSRI) Tasks:

Scientific Director: Dr. Michael Buchmeier

Technical Director: Dr. Benjamin Neuman

CDC Registration: neither Junin Candid#1 nor LCMV are select agents, so registration is not required.

TSRI will conduct studies related to Part A-2 of the proposal involving Arenavirus infection. Regular communication with investigators at USAMRIID will be required to discuss goals, experimental protocols, observations and preparation of reports. TSRI will evaluate the training of individuals involved in studies conducted in the BSL-2 and will prepare applications to the ethical care and use of animals. TSRI will utilize lymphotropic choriiomeningitis virus (LCMV), a pathogenic Old World arenaviru3, and the Candid#1 vaccine strain of Junin virus, the agent of Argentine hemorrhagic fever (neither are select agents). The laboratory tasks will initially involve screening studies in infection in cell culture monitoring plaque assays to measure viral entry, multiplication and spread. Further measures will include measures of viral protein synthesis, viral RNA synthesis, and viral induced cytopathic effects. These in vitro studies will provide information about efficacy, mechanism of action and the resistance profile for effective agents. Finally, TSRI will conduct acute infection studies in mouse challenge models measuring virus titer in blood, liver, kidneys, lungs, and the central nervous system to determine antiviral effects of test agents. TSRI will prepare final reports in collaboration with AVI. Specific tasks include:

TASK 1: Complete efficacy studies with Junin Candid#1 in cell culture.

TASK 2: Complete efficacy studies with LCMV in cell culture.

TASK 3: Complete mechanism of action studies in cell culture.

TASK 4: Initiate acute infection model studies of Junin in mouse.

TASK 5: Complete acute infection model studies of Junin in mouse.

TASK 6: Initiate chronic infection studies in mouse and initiate guinea pig infection studies.

TASK 7: Repeat studies in mouse and guinea pig.

TASK 8: Complete Junin Candid#1 infection studies.

TASK 9: Complete LCMV infection studies.

NHP Toxicology Pharmacokinetic Tasks:

CDC Registration: there will be no use of selected agents in animals.

Potential Subcontractors:

Conventional Toxicology Rat Studies	CTBR
Conventional Toxicology Non-Human Primate	MPIR
Non-Human Primate Pharmacokinetic Studies	MPIR
Safety Pharmacology Studies	MDSP
Genotoxicity	BioReliance

Conventional Safety Pharmacology Studies:

Single dose exposure for each agent in preparation of IND filing, (3 months duration per agent) will require three dosage levels [i.e., anticipated subtherapeutic dosage {low}, therapeutic dosage {intermediate), and 10X the therapeutic dosage {high) all studies).

Cardiovascular Study to assure no clinically significant change in temperature, blood pressure, heart rate, or conduction problems.

Pulmonary Function Study to assure no clinically significant bronchoconstricting or bronchodilating effects occur.

Renal Function Study to assure no clinically significant reduction occurs in. renal function (viz., drop in creatinine clearance and rise in serum creatinine) after single dose administration.

Central Nervous System to assure no excitatory or inhibitory activity occurs in central or peripheral nervous systems after single dose administration in accordance with Irwin test.

Pharmacokinetic studies:

15 monkeys per agent, after single dose and serial dosing at low, intermediate, and high dosing

Conventional Toxicology:

28 Day Daily Dosing Rat Study (estimated total of 96 rats to be tested).

28 Day Daily Rat Study at the highest dosing level with a 14-day washout (estimated total of 24 rats to be tested).

28 Day Daily Dosing Monkey Study (estimated total of 50 monkeys to be tested).

28 Day Daily Monkey Study, at the highest dosing level with 14-day washout (estimated total of 12 monkeys to be tested).

Conventional genotoxicity studies:

Two assays; 2 months duration to complete per agent.

Specific tasks include:

TASK 1: Initiate Conventional tox, Safety Pharm, NHP PK and Genotoxicity for Filovirus therapeutic agent.

TASK 2: Complete Conventional tox, Safety Pharm and Genotoxicity for Filovirus therapeutic agent.

TASK 3: Complete NHP PK for Filovirus agent and Initiate Conventional tox, Safety Pharm, NHP PK and Genotoxicity for Arenavirus therapeutic agent.

TASK 4: Complete Conventional tox, Safety Pharm, Genotox and NHP PK for Arenavirus therapeutic agent.

Tessarae Tasks:

Tessarae LLC will provide pharmacogenomic endpoint modeling services and reports to AVI BioPharma, related to evaluations of clinical safety and efficacy of next generation antivirals targeting hemorrhagic fever viruses. Tessarae will analyze 30 archived blood specimens tested with either placebo or fixed dosages of antiviral PMO compounds to be selected by AVI BioPharma. Archived blood specimens will be subjected to standard preparation of total RNA for microarray-based analysis of gene expression profiles, including reduction of abundant globin mRNA. Global gene expression analysis will be performed on the Affymetrix U133 2.0 Plus microarray platform. Aliquots of purified total RNA preparations will also be analyzed Eppendorf DualChip microarrays, representing four palettes of gene sets related to processes of aging, inflammation, cancer and response to siRNA treatments. A portion of original blood specimens will also be archived for future retrospective analysis.

Specific tasks include:

TASK 1: Receive and archive inventory of blood specimens, each specimen representing three PreAnalytix PAXgene RNA tubes and one Whatman 4-spot FTA card.

TASK 2: Subject 60 PAXgene RNA specimens (180 tubes) to total RNA purification, including globin mRNA reduction protocol.

TASK 3: Perform gene expression profiling (GXP) assay using 50 % of each of the 60 RNA samples on 60 Affymetrix U133 microarrays.

TASK 4: Perform gene expression profiling assay using 50 % of each of the 60 RNA samples on 120 Eppendorf DualChip microarrays.

TASK 5: Perform bioinformatics analysis to determine if significant clusters of gene expression changes are observed among the before/after and placebo/antiviral specimen cohorts.

TASK 6: Compare specific gene set associations and statistical significance of differences using results from the two analytical platforms (Affymetrix and Eppendorf).

TASK 7: Deliver summary report on technical efficacy and cost-value analysis of pilot gene expression profiling for ongoing pharmacogenomic endpoint tracking in trials of PMO antivirals.

Addendum to Original Statement of Work
AVI-6002 and AVI-6003 Bridge Funding Proposal

A.                 INTRODUCTION:

AVI BioPharma is focused on the discovery and development of RNA-based drugs utilizing an extensive proprietary technology platform with applications to a range of diseases and genetic disorders. The current funding mechanism supported a discovery process, based upon antisense oligomers, to identify lead antiviral candidates for Ebola Zaire (AVI-6002) and Marburg Musoke (AVI-6003). These compounds are effective in multiple animal models of viral infection. AVI BioPharma has prepared and submitted INDs for AVI-6002 and AVI-6003 for immediate treatment of patients following documented or suspected exposure to Ebola Zaire or Marburg Musoke, respectively. In order to continue the science and prepare for NDA submittals, AVI BioPharma is submitting this bridge funding proposal to TMTI to perform tasks that are required to be performed prior to AVI BioPharma’s performance of the Advanced funding. These tasks include Program Management, Dose titration studies, Preparation of Clinical Materials, Development of Analytical Methods, Development & Implementation, as well as Incorporation and Resolution of FDA comments from initial IND filing. The specific Statement of Work for these tasks is outlined below:

B.                 TASKS:

1.         Program Management: The overall administration of the Ebola/Marburg program includes coordination of items of a technical nature, working with the government to facilitate the proper approvals, as well as ensuring that the program is on task and on budget the program management task is made up of the following:

1.1 Program Management Team for coordination of effort, evaluation of progress and communication with TMTI.

1.2 Antiviral Project Team meets bi-weekly to ensure timelines are met, reviews decisions and communicates with internal departments.

2.                   Dose Titration Studies:

AVI-6002 Dose Titration Study: Dose ranging studies with AVI-6002 in the Ebola lethal challenge model in Rhesus monkeys.

Objective: Establish a dose versus survival relationship for AVI-6002 following infection of rhesus macaques with EBOV Zaire critical to the dose refinement for advanced development and human safety studies.

AVI-6003 Dose Titration Study: Dose ranging studies with AVI-6003 in the Marburg lethal challenge model in Cynomolgus monkeys.

Objective: Establish a dose versus survival relationship for AVI-6003 following infection of cynomolgus macaques with MARV Musoke critical to the dose refinement for advanced development and human safety studies.

3.                   Clinical Study Preparations: In preparation for the first human volunteer safety study, two major work streams prior to the study site activation are required:

3.1            Clinical Study Start-up Activities. Conducting the various activities required to open a clinical study site usually takes a minimum of 12 weeks after the key contracts are awarded.

3.2            Clinical Supply Preparations. The Active Pharmaceutical Ingredients (API), AVI-6002 and AVI-6003 will be dispensed into sterile vials for future clinical use.

4.                   Analytical Methods Development and Implementation: The improvement of analytical methods to be used in the first in man pharmacokinetic studies represents ongoing studies that will require support. Transfer of methods to contract research organizations will be required prior to initiating GLP pharmacokinetic studies.

5.                   Incorporation and Resolution of FDA Comments: We propose to schedule a face-to-face strategy meeting regarding our proposed development plan, prior to providing responses to the questions and comments received upon IND approval. The next steps would be to provide three separate category responses: clinical, nonclinical and CMC (chemistry, manufacturing, and control). The clinical submission includes the revised protocol, a revised DSMB charter, and the ICF template, as well as responses to FDA questions, and a development plan outlining what additional clinical studies might be needed prior to approval. The nonclinical responses will be sent with the initial animal study protocols, as requested, and will include efficacy studies as well as PK/PD work. The CMC response will be provided after clinical supply manufacture is complete.